ANNEX A
Executive Officers and Directors of Shopify Inc.

The name, principal occupation, business address and citizenship of each executive officer and director of Shopify Inc. are set forth below.

OFFICERS:

Name	Principal Occupation	Business Address	Citizenship
Tobias Lütke	Chief Executive Officer	151 O’Connor St. Ground Floor Ottawa, Ontario K2P 2L8 Canada	Canada
Harley Finkelstein	President	151 O’Connor St. Ground Floor Ottawa, Ontario K2P 2L8 Canada	Canada
Jeff Hoffmeister	Chief Financial Officer	151 O’Connor St. Ground Floor Ottawa, Ontario K2P 2L8 Canada	United States of America
Kasra Nejatian	Chief Operating Officer	151 O’Connor St. Ground Floor Ottawa, Ontario K2P 2L8 Canada	Canada
Jessica Hertz	General Counsel	151 O’Connor St. Ground Floor Ottawa, Ontario K2P 2L8 Canada	United States of America

DIRECTORS:

Name	Principal Occupation	Business Address	Citizenship
Tobias Lütke	Chief Executive Officer, Shopify Inc.	151 O’Connor St. Ground Floor Ottawa, Ontario K2P 2L8 Canada	Canada
Robert Ashe	Corporate Director	151 O’Connor St. Ground Floor Ottawa, Ontario K2P 2L8 Canada	Canada
Gail Goodman	Corporate Director	151 O’Connor St. Ground Floor Ottawa, Ontario K2P 2L8 Canada	United States of America

Name	Principal Occupation	Business Address	Citizenship
Colleen Johnston	Corporate Director	151 O’Connor St. Ground Floor Ottawa, Ontario K2P 2L8 Canada	Canada
Jeremy Levine	Partner at Bessemer Venture Partners	151 O’Connor St. Ground Floor Ottawa, Ontario K2P 2L8 Canada	United States of America
Prashanth Mahendra-Rajah	Chief Financial Officer, Uber Technologies, Inc.	151 O’Connor St. Ground Floor Ottawa, Ontario K2P 2L8 Canada	United States of America
Lulu Cheng Meservey	Chief Executive Officer, Rostra	151 O’Connor St. Ground Floor Ottawa, Ontario K2P 2L8 Canada	United States of America
Kevin Scott	Executive Vice President of AI and Chief Technology Officer, Microsoft Corp.	151 O’Connor St. Ground Floor Ottawa, Ontario K2P 2L8 Canada	United States of America
Toby Shannan	Former Chief Operating Officer, Shopify Inc.	151 O’Connor St. Ground Floor Ottawa, Ontario K2P 2L8 Canada	Canada
Fidji Simo	CEO, Instacart	151 O’Connor St. Ground Floor Ottawa, Ontario K2P 2L8 Canada	United States of America
David Heinemeier Hansson	CTO, 37signals	151 O’Connor St. Ground Floor Ottawa, Ontario K2P 2L8 Canada	United States of America